UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2026

Aether Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42595	35-2818803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Charlton Street, Unit RET B

New York, New York 10014

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 726-8898

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	ATHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2026, Aether Holdings, Inc., a Delaware corporation (the “Company”), entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Lender”), pursuant to which the Company issued and sold to the Lender a secured promissory note in the original principal amount of $3,240,000.00 (the “Note”). The Note carries an original issue discount of $240,000.00, which is included in the original principal amount of the Note, and the Company agreed to pay $30,000.00 to the Lender for legal fees, accounting costs, due diligence and other transaction expenses, which amount was deducted from the purchase price funded to the Company at closing. The purchase price for the Note was $3,000,000.00.

The Note matures eighteen (18) months after the Purchase Price Date (as defined in the Note) and bears interest on the outstanding balance at a rate of 8.0% per annum, compounded daily. The Company may prepay the Note in full at any time by paying 110% of the outstanding balance. If the Note remains outstanding on the six-month anniversary of the Purchase Price Date, a one-time monitoring fee will be added to the outstanding balance, subject to the forgiveness provisions set forth in the Note.

Beginning on the six-month anniversary of the Purchase Price Date, the Lender may redeem up to $250,000.00 of the outstanding balance per calendar month. Upon the occurrence of a Limited Redemption Event (as defined in the Note), the Lender may also exercise limited redemptions up to the Maximum Limited Redemption Amount (as defined in the Note), with each redemption payable in cash within three trading days of the applicable redemption notice.

The Company’s obligations under the Note and the other transaction documents are secured by (i) a first-position security interest in substantially all of the Company’s assets pursuant to a Security Agreement, (ii) a first-position security interest in the Company’s intellectual property pursuant to an Intellectual Property Security Agreement, and (iii) a Guaranty by the Company’s subsidiaries.

The Purchase Agreement requires the Company to refrain, without the Lender’s prior written consent, from making Restricted Issuances (as defined in the Purchase Agreement), granting liens on assets, or selling, transferring or issuing equity or voting rights in its subsidiaries. The Company also agreed not to permit its subsidiaries to incur debt other than in the ordinary course of business.

The Purchase Agreement also prohibits the Company from entering into agreements that would restrict the Company from entering into a variable rate transaction with the Lender or from issuing securities to the Lender or its affiliates. In addition, so long as the Note is outstanding, the Purchase Agreement contains a most favored nation provision with respect to more favorable economic terms granted to future debt holders.

Upon the occurrence of a Trigger Event under the Note, the Lender may increase the outstanding balance by applying a 15% Trigger Effect for each Major Trigger Event or a 5% Trigger Effect for each Minor Trigger Event, in each case subject to the limitations set forth in the Note.

Trigger Events include, among other things, payment defaults; bankruptcy and insolvency events; entry into or consummation of a Fundamental Transaction without repayment of the Note in full; breaches of covenants in Section 4 of the Purchase Agreement or other material obligations under the transaction documents; materially false or misleading representations; a reverse stock split without twenty trading days’ prior notice to the Lender; certain money judgments in excess of $500,000.00; and certain breaches of other agreements with the Lender or its affiliates. If a Trigger Event is not cured within the applicable five-trading-day cure period, or automatically upon the occurrence of certain insolvency-related Trigger Events, the Note may become immediately due and payable at the Mandatory Default Amount, and default interest may accrue at 15% per annum.

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The Purchase Agreement provides specified exceptions to certain covenant restrictions, including exceptions for a commercial mortgage on the Company’s New York property up to $2,000,000.00 and a working capital line of credit up to $1,000,000.00, in each case subject to the limits set forth in the transaction documents.

The Purchase Agreement and the related transaction documents contain arbitration provisions governed by Utah law and provide the Lender with specified equitable remedies, including injunctive relief and specific performance, in certain circumstances.

The foregoing descriptions of the Note, the Purchase Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Guaranty were made only for purposes of such agreements, were made as of specified dates and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties. Accordingly, such agreements are incorporated herein by reference only to provide investors with information regarding their terms and not to provide investors with any other factual information regarding the Company or its subsidiaries.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Secured Promissory Note, dated May 13, 2026.
10.1	Note Purchase Agreement, dated May 13, 2026.
10.2	Security Agreement, dated May 13, 2026.
10.3	Intellectual Property Security Agreement, dated May 13, 2026.
10.4	Guaranty, dated May 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2026	Aether Holdings, Inc.

	By:	/s/ Nicolas Lin
	Name:	Nicolas Lin
	Title:	Chief Executive Officer

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